UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 28, 2014

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

1014 E Algonquin Rd, Ste. 111, Schaumburg, IL, 60173

 (Address of Principal Executive Offices)

(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2014, the Company entered into an Exchange Agreement (“Exchange Agreement”) to acquire all of the issued and outstanding shares of stock in National Pain Centers, Inc. (“NPC”), a Deer Park, Illinois-based management services provider, for and in consideration of the issuance of 5,000,000 shares of common stock in the Company.

The Exchange Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the terms of the share exchange described therein and the other actions contemplated by the Exchange Agreement.   The discussion of the Exchange Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

Item 2.01 Completion of Disposition or Acquisition of Assets.

On February 28, 2014, the Company consummated the share exchange and acquired all of the issued and outstanding shares of stock in NPC for and in consideration of the issuance of 5,000,000 shares of its common stock pursuant to the Exchange Agreement.   The shares issued in connection with the share exchange represent 9.9% of the 50,130,671 shares of issued and outstanding common stock of the Company as of the closing and issuance of shares  pursuant to the Exchange Agreement.    NPC is now operated as a wholly-owned subsidiary of the Company.

As noted in Item 3.02, the 5,000,000 shares issued in connection with the share exchange under the Exchange Agreement were issued in reliance upon the exemption from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D thereunder.   As such, the shares may not be offered or sold unless they are registered under the Securities Act or qualify for an exemption from the registration requirements under the Security Act.

Item 3.02 Unregistered Sales of Equity Securities.

The 5,000,000 shares issued in connection with the share exchange under the Exchange Agreement were issued in reliance upon the exemption from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D thereunder.   The Company will rely upon certain representations and warranties of the recipient, including agreements with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) and Regulation D under the Securities Act.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We have executed an employment agreement with Jay Joshi, M.D., DABA, DABAPM, FABAPM, who will serve as Chief Medical Officer (CMO) of the Company.  The agreement is for a term of five years beginning February 28, 2014 and provides an annual base salary of $200,000, subject to increase, but not decrease, from time to time as determined by the Board of Directors. It provides a signing stock option to purchase up to 400,000 common shares at an exercise price of $0.40 per share. In addition, provided he remains employed, Dr. Joshi will be granted additional stock options to buy up to an aggregate total of 1,000,000 common shares, at a vesting schedule of 200,000 shares per quarter, starting with the quarter ending September 30, 2014. Each grant of options shall be exercisable at a price equal to the then market closing price, at the end of each quarter. All options will be issued in accordance with the Company’s 2010 Non-Qualified Stock Compensation Plan.

Employment under the agreement is at will and terminable by either party at any time.   If the employment agreement is terminated by Dr. Joshi for good reason (as defined therein), or by the Company other than for cause (as defined therein), Dr. Joshi is entitled to pay through the termination date plus three month’s base pay for each full year of service then remaining. If the employment agreement is terminated by Dr. Joshi for other than good reason, or by the Company for cause, Dr. Joshi is entitled only to pay through the termination date and a portion of Company shares held by him or for his benefit are subject to forfeiture. The agreement contains covenants not to compete, secrecy and non-interference which apply during employment and continue for a period of one year following termination.

This discussion of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is included as Exhibit 5.1 to this Current Report.

In addition to his employment, upon consummation of the exchange transaction, Dr. Joshi was appointed to fill a vacancy in the Board of Directors, to serve until the next annual meeting of the shareholders of the Company. Dr. Joshi is a nationally recognized double board certified Anesthesiologist and fellowship trained Interventional Spine and Pain Management physician who possesses the rare ability to combine clinical medicine, research, creativity, marketing, inventions, and business development. He is considered a National Key Opinion Leader in pain management, has presented to a variety of audiences over 500 times, and has worked internationally at the World Health Organization (WHO). He has been featured on major TV networks, Radio, Print, and the Internet.  He was accepted into medical school at the age of 16 via an accelerated honors BS/MD program with multiple scholarships.

We have executed an employment agreement with Donald Swanson, who will serve as Chief Operating Officer (“COO”) of the Company. It provides a signing stock option to purchase up to 1,400,000 common shares at an exercise price of $0.40 per share. In addition, provided he remains employed, Mr. Swanson will be granted additional stock options to buy up to an aggregate total of 1,000,000 common shares, at a vesting schedule of 200,000 shares per quarter, starting with the quarter ending September 30, 2014. Each grant of options shall be exercisable at a price equal to the then market closing price, at the end of each quarter. All options will be issued in accordance with the Company’s 2010 Non-Qualified Stock Compensation Plan.

Employment under the agreement is at will and terminable by either party at any time.   If the employment agreement is terminated by Mr. Swanson for good reason (as defined therein), or by the Company other than for cause (as defined therein), Mr. Swanson is entitled to pay through the termination date plus three month’s base pay for each full year of service then remaining. If the employment agreement is terminated by Mr. Swanson for other than good reason, or by the Company for cause, Mr. Swanson is entitled only to pay through the termination date and the unvested options held by him or for his benefit are subject to forfeiture. The agreement contains covenants not to compete, secrecy and non-interference which apply during employment and continue for a period of one year following termination.

This discussion of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is included as Exhibit 5.2 to this Current Report.

In addition to his employment, Mr. Swanson was appointed to fill a vacancy in the Board of Directors, to serve until the next annual meeting of the shareholders of the Company. Mr. Swanson brings 30 years of diverse background in emerging technologies, mergers and acquisitions, sales and marketing, and managing operations with a market driven approach providing direct and indirect results. Throughout his career as an entrepreneur and corporate executive in both public and private companies, Swanson has demonstrated repeated success transforming emerging companies into revenue generating operating businesses. He brings expertise in managing operations, manufacturing, R&D, brand management and marketing.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of NPC business acquired on February 28, 2014: None.

(b)

Pro forma financial information.   None.

(c)

Shell Company Transaction. Not applicable.

(d)

Exhibits.

2.1	Exchange Agreement dated January 28, 2014 by and between National Pain Centers, Inc. and Wellness Center	USA, Inc. *
5.1	Employment Agreement dated as of February 28, 2014 by and between Jay Joshi, M.D. and Wellness Center	USA, Inc.
5.2	Employment Agreement dated as of February 28, 2014 by and between Donald Swanson and Wellness Center	USA, Inc.
99.1	Press Release of Wellness Center USA, Inc. dated March 4, 2014.

* Exhibits and schedules have been omitted pursuant to Item 601 (b)(2) of Regulation S-K.   The Company hereby undertakes to furnish copies of any omitted exhibits and schedules upon request by the SEC.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Exchange Agreement dated January 28, 2014 by and between National Pain Centers, Inc. and Wellness Center USA, Inc.
5.1	Employment Agreement dated as of February 28, 2014 by and between Jay Joshi, M.D. and Wellness Center USA, Inc.
5.2	Employment Agreement dated as of February 28, 2014 by and between Donald Swanson and Wellness Center USA, Inc.
99.1	Press Release of Wellness Center USA, Inc. dated March 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: March 4, 2014	By:	/s/ Andrew J. Kandalepas
Andrew J. Kandalepas
Chairman, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer

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